CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" within the Prospectus and Statement of Additional Information of Stone Ridge Trust II and to the incorporation by reference therein of our report dated October 10, 2013, with respect to the financial statements of Stone Ridge Reinsurance Risk Premium Interval Fund for the period ended October 2, 2013 in this Amendment No. 4 Registration Statement (Form N-2 No. 811-22870) of Stone Ridge Trust II.

/s/ Ernst & Young LLP

New York, New York
December 5, 2014